Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated December 13, 2003, on our audit of the financial statements of XSUNX, Inc. (Formerly Sun River Mining, Inc.) as of September 30, 2003, which report is included in the Annual Report on Form 10-KSB for the year ended September 30, 2003.

SIGNED

/s/ Michael Johnson & Company, CPA
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Michael Johnson & Company, CPA
December 23, 2004